Exhibit 99.1

For Immediate Release	Contact:	Jeff D’Eliscu
Water Pik Technologies, Inc.
(949) 719-3700 (office)
(949) 675-9475 (home)
jdeliscu@waterpik.com

WATER PIK TECHNOLOGIES REPORTS FOURTH QUARTER AND 2003

OPERATING RESULTS

Sales Increase 14.8 % for Fourth Quarter 2003

Earnings per Share Increase 46.9 % for Fourth Quarter 2003

Fiscal Year End Will Change to September in 2004

(Newport Beach, California, January 28, 2004) – Water Pik Technologies, Inc. (NYSE: PIK) today announced sales for fourth quarter ended December 31, 2003 were $97.1 million, an increase of 14.8 percent as compared to sales of $84.6 million for the same period in 2002.  Income from continuing operations was $6.0 million or $0.47 per diluted share for fourth quarter 2003 as compared to $4.0 million or $0.32 per diluted share for the same period of 2002.  Net income was $5.9 million or $0.47 per diluted share for fourth quarter 2003 as compared to net income of $0.2 million or $0.02 per diluted share for fourth quarter 2002.  Fourth quarter 2003 EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations was $12.3 million as compared to $8.9 million for fourth quarter 2002.

Sales for year ended December 31, 2003 were $305.1 million, an increase of 8.3 percent compared to sales of $281.8 million for 2002.  Income from continuing operations was $11.0 million or $0.89 per diluted share for 2003 as compared to income of $10.5 million or $0.85 per diluted share for 2002.  Net income was $11.0 million or $0.88 per diluted share for 2003 as compared to net income of $5.5 million or $0.44 per diluted share for 2002.  For 2003, EBITDA from continuing operations was $28.9 million as compared to $27.9 million for 2002.

more

“The major initiatives we have been implementing throughout our businesses continue to positively impact our performance, resulting in a strong fourth quarter,” said Water Pik Technologies’ Chief Executive Officer Michael P. Hoopis.  “In particular, new products developed internally or acquired have allowed Water Pik Technologies to successfully compete in much larger market segments.  These product gains, coupled with continuing cost reduction and expense control programs have positioned us well for sales and profit growth in 2004.”

Discontinued Product Line

In January 2003, the Company announced the decision to dispose of the Ozone product line that includes the Aquia® home sanitizing system.  The Company is actively pursuing the sale of the Ozone product line.  The 2003 results include a loss on discontinued operations of $0.01 per diluted share compared to a loss of $0.41 per diluted share for 2002.

Business Segment Performance

Personal Health Care

Sales for the Personal Health Care segment were $36.5 million for fourth quarter 2003, an increase of 8.6 percent compared to sales of $33.6 million for the same period in 2002.  Sales for the Shower products category were $18.6 million, an increase of 15.5 percent compared to $16.1 million for the same period in 2002, due primarily to increased sales of AquaFall®, Cascadia® and The Original Shower Massage® showerheads.  Sales for the Oral Health products category were $14.3 million compared to $14.2 million for the same period last year.  Sales for the Other products category which includes water filtration and personal stress relief products were $3.6 million compared to $3.3 million for the same period last year.

The gross profit from continuing operations for the segment was $14.0 million or 38.4 percent of sales for fourth quarter 2003 compared to $12.3 million or 36.7 percent of sales for the same period last year.  Operating income for the segment increased to $2.2 million for fourth quarter 2003 from operating income of $0.4 million for fourth quarter 2002.  The increase in operating income was due primarily to higher sales and lower advertising expense partially offset by increased general and administrative expenses.

Personal Health Care sales for 2003 were $124.9 million compared to sales of $123.8 million for the same period in 2002.  Sales for the Shower products category were $63.9 million, an increase of 8.5 percent compared to $58.9 million for the same period in 2002, due primarily to increased sales of New Visions® and AquaFall® showerheads.  Sales for the Oral Health products category were $51.0 million compared to $51.4 million for the same period last year due primarily to lower sales of professional dental products.  Sales for the Other products category were $10.0 million compared to $13.5 million for the same period in 2002 due to decreased sales of personal stress relief products and water treatment products.

The gross profit from continuing operations for the segment was $48.4 million or 38.7 percent of sales for 2003 compared to $48.8 million or 39.4 percent of sales for the same period last year.  The decrease in gross profit as a percent of sales was due primarily to product mix, increased sales allowances, discounted sales of slow-moving and discontinued products and higher freight costs.  Operating income for the segment was $7.3 million for 2003 compared to $7.2 million for the same period of 2002.

Pool Products and Heating Systems

Sales for the Pool Products and Heating Systems segment were $60.6 million for fourth quarter 2003, an increase of $9.6 million or 18.8 percent compared to sales of $51.0 million for fourth quarter 2002.  Sales for Pool products were $49.1 million, an increase of $8.0 million or 19.5 percent compared to $41.1 million for the same period last year, due primarily to increased sales of  pumps, filters and pool heaters including $4.8 million in heat pump sales from the June 2003 acquisition of Air Energy.  Water-heating system sales were $11.5 million, an increase of 17.3 percent compared to $9.8 million for the same period last year due to an increase in sales of commercial systems driven by the new Laars® Rheos™ and the Laars® Pennant™ boilers.

The gross profit for the segment was $15.9 million or 26.2 percent of sales for fourth quarter 2003 compared to $14.2 million or 27.8 percent of sales for the same period last year.  The decrease in gross profit as a percent of sales was due primarily to product mix and to increased warranty costs.  Operating income for the segment was $7.5 million for fourth quarter 2003 compared to operating income of $6.1 million for the same period last year.  The increase in operating income was due primarily to the increase in sales volume.

Pool Products and Heating Systems sales for 2003 were $180.2 million, an increase of 14.1 percent compared to $158.0 million for the same period last year.  Sales for Pool products for 2003 were $143.0 million, an increase of $19.4 million or 15.7 percent compared to $123.6 million for the same period last year.  The increase in sales is due primarily to increased sales of pumps, filters and pool heaters including $7.5 million in heat pump sales from the June 2003 acquisition of Air Energy.  Water-heating system sales for 2003 were $37.2 million compared to $34.4 million for the same period last year, an increase of 8.1 percent due primarily to increased sales of new commercial boilers.

The gross profit for the segment was $43.2 million or 24.0 percent of sales for 2003 compared to $41.8 million or 26.4 percent of sales for 2002.  The decrease in gross profit as a percent of sales was due primarily to product mix, increased warranty costs and expenses associated with new products.  Operating income for the segment was $11.5 million for 2003 compared to operating income of $11.2 million for the same period last year.

In January 2004, the Company acquired Huron Technology Systems located in Jacksonville, Florida, a division of Finnchem USA, Inc., for $10.0 million. Huron Technology Systems manufacturers salt chlorine generators used for swimming pool and spa water sanitation and titanium heat exchangers, a component used in premium heat pumps.  The addition of the chlorinator product line will integrate a high-growth pool equipment category into the Jandy® system, a comprehensive line of pool and spa products designed to meet all the equipment needs of pool and spa customers.  Additionally, by acquiring the capability to manufacture titanium heat exchangers, the Company will achieve margin improvement in the heat pump product line through vertical integration.

Additional Financial Highlights

Capital expenditures from continuing operations for fourth quarter and year ended 2003 were $2.3 million and $6.3 million, respectively, compared to $3.7 million and $8.8 million, respectively, for the same periods last year.  Depreciation and amortization from continuing operations for fourth quarter and year ended 2003 were $2.7 million and $10.1 million, respectively, compared to $2.3 million and $9.7 million, respectively, for the same periods of 2002.

The income tax provision as a percent of income from continuing operations before taxes for fourth quarter and year ended 2003 was 35.6 percent and 35.5 percent, respectively, compared to 35.5 percent and 35.7 percent, respectively, for the same period of 2002.

For 2003 cash provided by operating activities of $13.2 million and financing activities of $1.0 million were used to fund acquisitions and capital expenditures totaling $14.0 million.

Fiscal Year End Will Change to September in 2004

The Company’s Board of Directors approved a change in the Company’s fiscal year end from the twelve-months ended December to the twelve-months ended September.  The Company believes the change to a September fiscal year end will enhance the operation of the business by allowing the completion of the annual planning cycle just prior to the seasonal high December quarter.  The Company’s fiscal year will be the 52- or 53-week period ending on the Sunday nearest September 30, effective in 2004.  In March 2004 a Form 10-K reporting financial results for the twelve-months ending in December 2003 will be filed with the U.S. Securities and Exchange Commission (SEC).  In November 2004 a Form 10-K reporting financial results for the 9-month transition period ending in September 2004 will be filed with the SEC.

Outlook

The Company outlook for sales growth for the twelve-months ended September 2004 in the range of 10 to 12 percent.  Sales growth for the Personal Health Care segment is targeted in the range of 5 to 7 percent.  Sales growth for the Pool Products and Heating System segment including the acquisitions of Air Energy Heat Pumps, Inc. and Huron Tech Systems is targeted in the range of 14 to 16 percent.  Earnings per share growth for the twelve-months ended September 2004 are targeted in the range of $0.95 to $1.00 per diluted share.  Additionally, the Company expects the seasonal low March quarter 2004 earnings per share to be a loss but improved compared to the March quarter 2003.  Capital spending for the twelve-months ended September 2004 is projected to be approximately $10.0 million compared to approximately $7.1 million for the comparable period last year.

Investor Conference Call and Web Cast

A conference call to discuss operating results for the three-months and twelve-months ended December 2003 will be held with Mike Hoopis, Water Pik Technologies’ President and CEO and Vic Streufert, the Company’s Vice President, Finance and CFO at 11:00 am Pacific Standard Time (2:00 pm EST), Thursday, January 29, 2004.  To access the live web cast or an archived replay, please go to www.waterpik.com or www.vcall.com.

If you are interested in listening to the conference call, please dial 888-889-6350 at least five minutes before the scheduled conference call start time.  The access code for this conference call is: PIK.  Approximately two hours after the end of the call, you may access a replay of the call by dialing 888-562-4915.  The replay will be available through 5:00 pm Pacific Standard Time on February 1st.

Forward-looking Statements

In this press release, the statements from Mr. Hoopis are forward-looking statements.  Any other statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from these forward-looking statements as a result of the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, among others, its ability to develop new products and execute its growth strategy, the uncertainty of new product testing and regulatory approvals, the uncertainty that its marketing efforts will achieve the desired results with respect to existing or new products, its dependence on key customers, the seasonal nature of its businesses, the impact on consumer confidence and consumer spending, the impact of a recovering consumer economy, the effect of product liability claims, risks associated with using foreign suppliers including increased transportation costs, failure to protect its intellectual properties and its ability to integrate acquisitions and realize expected synergies.  In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact transpire.  These forward-looking statements represent the Company’s judgment only as of the date of this press release.  As a result, the reader is cautioned not to rely on these forward-looking statements.  The Company does not have any intention or obligation to update these forward-looking statements.

Water Pik Technologies, Inc. is a leading developer, manufacturer and marketer of innovative personal health care products, pool products and water-heating systems sold under the Water Pik®, Jandy® and Laars® brand names.  The Company has developed and introduced many products that are considered the first of their kind and have led to the formation of new markets, including the automatic toothbrush, end-of-faucet water filtration system, pool heater and pulsating shower massage.  The Company’s products are sold through a variety of channels, including home centers, mass-merchandisers, drug chains and specialty retailers, wholesalers and contractors.  Headquartered in Newport Beach, California, the Company operates nine major facilities in the United States and Canada.  For more information, visit the Water Pik Technologies, Inc. web site at www.waterpik.com.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the following schedules reconcile EBITDA (earnings before interest, taxes, depreciation and amortization) to income from continuing operations before taxes, the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP), for the periods presented.

In order to fully assess our financial results, we believe that EBITDA is an appropriate measure for evaluating our operating performance.  We are providing this information because it is a key metric to the investment community and assists in their understanding and analysis of our operating performance.  Accordingly, EBITDA should be considered in addition to, and not as a substitute for, or superior to, any measures of financial performance prepared in compliance with GAAP.

The following tables represent consolidated statements of operations, segment operating results, condensed consolidated balance sheets, consolidated statements of cash flows and unaudited supplemental historical financial schedules reflecting the fiscal year end change to the twelve-months ended September in 2004.

WATER PIK TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Sales	$97,111	$84,604	$305,125	$281,802
Gross profit	29,900	26,529	91,555	90,565
Selling expenses	12,334	13,120	45,088	45,390
General and administrative expenses	6,049	4,638	20,523	18,421
Research and development expenses	1,845	2,258	7,152	8,341
Operating income	9,672	6,513	18,792	18,413
Interest expense	458	493	2,053	2,319
Other income	(58)	(143)	(384)	(225)
Income from continuing operations before income taxes	9,272	6,163	17,123	16,319
Income tax provision	3,303	2,186	6,078	5,828
Income from continuing operations	5,969	3,977	11,045	10,491

Discontinued operations:
Loss from operations of discontinued product line	(45)	(5,940)	(123)	(7,924)
Income tax benefit	(15)	(2,198)	(43)	(2,932)
Loss on discontinued operations	(30)	(3,742)	(80)	(4,992)
Net income	$5,939	$235	$10,965	$5,499

Diluted net income per common share
Continuing operations	$0.47	$0.32	$0.89	$0.85
Discontinued operations	—	(0.30)	(0.01)	(0.41)
Net income	$0.47	$0.02	$0.88	$0.44

Weighted average common shares outstanding – diluted	12,571	12,352	12,394	12,413

Reconciliation of EBITDA: (Unaudited)
Income from continuing operations before income taxes	$9,272	$6,163	$17,123	$16,319
Interest expense, net	380	386	1,646	1,929
Depreciation and amortization	2,656	2,324	10,090	9,658

EBITDA from continuing operations	$12,308	$8,873	$28,859	$27,906

WATER PIK TECHNOLOGIES, INC.

SEGMENT OPERATING RESULTS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

PERSONAL HEALTH CARE:
Oral health products	$14,322	$14,249	$50,977	$51,433
Shower products	18,632	16,096	63,919	58,875
Other products	3,565	3,273	10,026	13,528
Total sales	$36,519	$33,618	$124,922	$123,836

Gross profit	$14,013	$12,334	$48,360	$48,784
Operating income	$2,169	$436	$7,299	$7,208

Gross profit as a percent of sales	38.4%	36.7%	38.7%	39.4%
Operating income as a percent of sales	5.9%	1.3%	5.8%	5.8%

Reconciliation of EBITDA:
Income from continuing operations before income taxes	$2,001	$193	$6,537	$6,055
Interest expense, net	166	257	764	1,008
Depreciation and amortization	1,583	1,490	5,977	6,524

EBITDA from continuing operations	$3,750	$1,940	$13,278	$13,587

POOL PRODUCTS AND HEATING SYSTEMS:
Pool products	$49,062	$41,139	$143,003	$123,596
Water-heating systems	11,530	9,847	37,200	34,370
Total sales	$60,592	$50,986	$180,203	$157,966

Gross profit	$15,887	$14,195	$43,195	$41,781
Operating income	$7,503	$6,077	$11,493	$11,205

Gross profit as a percent of sales	26.2%	27.8%	24.0%	26.4%
Operating income as a percent of sales	12.4%	11.9%	6.4%	7.1%

Reconciliation of EBITDA:
Income from continuing operations before income taxes	$7,271	$5,970	$10,586	$10,264
Interest expense, net	214	129	882	921
Depreciation and amortization	1,073	834	4,113	3,134

EBITDA from continuing operations	$8,558	$6,933	$15,581	$14,319

WATER PIK TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2003	December 31, 2002

ASSETS
Cash	$970	$1,038
Accounts receivable, net	85,527	78,966
Inventories	41,772	35,840
Deferred income taxes	7,321	6,685
Prepaid expenses and other current assets	4,320	3,457
Total current assets	139,910	125,986
Property, plant and equipment, net	48,637	50,774
Goodwill, net	26,020	18,330
Deferred income taxes	657	1,509
Other assets	3,352	2,486
TOTAL ASSETS	$218,576	$199,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$25,169	$22,209
Accrued income taxes	1,559	139
Accrued liabilities	28,797	28,421
Current portion of long-term debt	3,879	4,858
Total current liabilities	59,404	55,627
Long-term debt, less current portion	42,589	40,876
Other accrued liabilities	5,242	6,978
TOTAL LIABILITIES	107,235	103,481
TOTAL STOCKHOLDERS’ EQUITY	111,341	95,604
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$218,576	$199,085

WATER PIK TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year Ended December 31,
	2003	2002

Operating activities:
Net income	$10,965	$5,499
Loss from discontinued product line	80	4,992
Income from continuing operations	11,045	10,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,090	9,658
Deferred income taxes	156	518
Tax benefit of pre spin-off foreign operating loss carryforwards	384	—
Compensation expense arising from stock awards	810	695
Interest income from stockholder notes	(401)	(358)
Loss on sale of property, plant and equipment	65	438
Change in operating assets and liabilities:
Accounts receivable	(3,730)	(5,230)
Inventories	(3,001)	(4,695)
Accounts payable	634	375
Accrued liabilities	(767)	2,935
Accrued income taxes	1,360	(2,580)
Other assets and liabilities	(3,469)	(2,485)
Cash provided by operating activities	13,176	9,762

Investing activities:
Purchase of business	(7,703)	—
Purchase of property, plant and equipment	(6,328)	(8,778)
Disposal of property, plant and equipment	31	212
Cash used in investing activities	(14,000)	(8,566)

Financing activities:
Net borrowings under revolving credit facilities	4,349	(2,956)
Proceeds from issuance of promissory notes	—	4,500
Payments on promissory notes	(3,781)	(2,367)
Proceeds from exercise of options	437	79
Principal payments on capital leases	(21)	(117)
Cash provided by (used in) financing activities	984	(861)
Effect of exchange rate changes on cash	(148)	3
Cash used in discontinued operations	(80)	(297)
Increase (decrease) in cash	(68)	41
Cash at beginning of period	1,038	997

Cash at end of period	$970	$1,038

WATER PIK TECHNOLOGIES, INC.

SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	Year Ended Sep. 30, 2003	Year Ended Sep. 30, 2002	Year Ended Sep. 30, 2001

Sales	$292,618	$278,928	$282,041
Gross profit	88,184	93,679	90,766
Selling expenses	45,874	43,923	42,383
General and administrative expenses	19,112	18,760	20,968
Research and development expenses	7,565	7,606	7,522
Operating income	15,633	23,390	19,903
Interest expense	2,088	2,307	3,412
Other income	(469)	(79)	(692)
Income from continuing operations before income taxes	14,014	21,162	17,183
Income tax provision	4,961	8,043	6,236
Income from continuing operations	9,053	13,119	10,947

Discontinued operations:
Loss from operations of discontinued product line	(6,018)	(3,498)	(2,484)
Income tax benefit	(2,226)	(1,295)	(919)
Loss on discontinued operations	(3,792)	(2,203)	(1,565)

Net income	$5,261	$10,916	$9,382

Diluted net income per common share
Continuing operations	$0.73	$1.06	$0.96
Discontinued operations	(0.30)	(0.18)	(0.13)
Net income	$0.43	$0.88	$0.83

Weighted average common shares outstanding - diluted	12,339	12,341	11,372

Reconciliation of EBITDA:
Income from continuing operations before income taxes	$14,014	$21,162	$17,183
Interest expense, net	1,652	1,940	3,147
Depreciation and amortization	9,758	9,962	9,130

EBITDA from continuing operations	$25,424	$33,064	$29,460

(1) Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming a September fiscal year end for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	First Quarter Dec. 31, 2002	Second Quarter Mar. 31, 2003	Third Quarter Jun. 30, 2003	Fourth Quarter Sep. 30, 2003	Year Ended Sep. 30, 2003

Sales	$84,604	$55,389	$76,496	$76,129	$292,618
Gross profit	26,529	15,294	24,151	22,210	88,184
Selling expenses	13,120	10,926	10,998	10,830	45,874
General and administrative expenses	4,638	4,598	4,920	4,956	19,112
Research and development expenses	2,258	2,187	1,689	1,431	7,565
Operating income (loss)	6,513	(2,417)	6,544	4,993	15,633
Interest expense	493	539	560	496	2,088
Other income	(143)	(124)	(84)	(118)	(469)
Income (loss) from continuing operations before income taxes	6,163	(2,832)	6,068	4,615	14,014
Income tax provision (benefit)	2,186	(1,035)	2,214	1,596	4,961
Income (loss) from continuing operations	3,977	(1,797)	3,854	3,019	9,053

Discontinued operations:
Loss from operations of discontinued product line	(5,940)	(63)	(9)	(6)	(6,018)
Income tax benefit	(2,198)	(23)	(2)	(3)	(2,226)
Loss on discontinued operations	(3,742)	(40)	(7)	(3)	(3,792)

Net income (loss)	$235	$(1,837)	$3,847	$3,016	$5,261

Diluted net income (loss) per common share
Continuing operations	$0.32	$(0.15)	$0.31	$0.24	$0.73
Discontinued operations	(0.30)	—	—	—	(0.30)
Net income	$0.02	$(0.15)	$0.31	$0.24	$0.43

Weighted average common sharesoutstanding - diluted	12,352	12,075	12,282	12,455	12,339

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$6,163	$(2,832)	$6,068	$4,615	$14,014
Interest expense, net	386	415	460	391	1,652
Depreciation and amortization	2,324	2,360	2,458	2,616	9,758

EBITDA from continuing operations	$8,873	$(57)	$8,986	$7,622	$25,424

(1) Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming a September fiscal year end for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SEGMENT OPERATING RESULTS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands)

(Unaudited)

	First Quarter Dec. 31, 2002	Second Quarter Mar. 31, 2003	Third Quarter Jun. 30, 2003	Fourth Quarter Sep. 30, 2003	Year Ended Sep. 30, 2003

PERSONAL HEALTH CARE:
Oral Health products	$14,249	$10,917	$12,609	$13,129	$50,904
Shower products	16,096	15,407	14,316	15,564	61,383
Other products	3,273	1,454	2,868	2,139	9,734
Total sales	$33,618	$27,778	$29,793	$30,832	$122,021

Gross profit	$12,334	$11,149	$12,280	$10,918	$46,681
Operating income	$436	1,393	$2,278	$1,459	$5,566

Gross profit as a percent of sales	36.7%	40.1%	41.2%	35.4%	38.3%
Operating income as a percent of sales	1.3%	5.0%	7.6%	4.7%	4.6%

Reconciliation of EBITDA:
Income from continuing operations before income taxes	$193	$1,212	$2,050	$1,274	$4,729
Interest expense, net	257	184	219	195	855
Depreciation and amortization	1,490	1,387	1,458	1,549	5,884

EBITDA from continuing operations	$1,940	$2,783	$3,727	$3,018	$11,468

POOL PRODUCTS AND HEATING SYSTEMS:
Pool products	$41,139	$19,464	$39,528	$34,949	$135,080
Water-heating systems	9,847	8,147	7,175	10,348	35,517
Total sales	$50,986	$27,611	$46,703	$45,297	$170,597

Gross profit	$14,195	$4,145	$11,871	$11,292	$41,503
Operating income (loss)	$6,077	$(3,810)	$4,266	$3,534	$10,067

Gross profit as a percent of sales	27.8%	15.0%	25.4%	24.9%	24.3%
Operating income (loss) as percent of sales	11.9%	(13.8)%	9.1%	7.8%	5.9%

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$5,970	$(4,044)	$4,018	$3,341	$9,285
Interest expense, net	129	231	241	196	797
Depreciation and amortization	834	973	1,000	1,067	3,874

EBITDA from continuing operations	$6,933	$(2,840)	$5,259	$4,604	$13,956

(1) Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming a September fiscal year end for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	First Quarter Dec. 31 2001	Second Quarter Mar. 31, 2002	Third Quarter Jun. 30, 2002	Fourth Quarter Sep. 30, 2002	Year Ended Sep. 30, 2002

Sales	$81,730	$56,959	$72,435	$67,804	$278,928
Gross profit	29,643	17,431	24,124	22,481	93,679
Selling expenses	11,653	9,892	10,679	11,699	43,923
General and administrative expenses	4,977	4,663	4,401	4,719	18,760
Research and development expenses	1,523	1,807	1,824	2,452	7,606
Operating income	11,490	1,069	7,220	3,611	23,390
Interest expense	481	684	611	531	2,307
Other expense (income)	3	(218)	(65)	201	(79)
Income from continuing operations before income taxes	11,006	603	6,674	2,879	21,162
Income tax provision	4,401	221	2,506	915	8,043
Income from continuing operations	6,605	382	4,168	1,964	13,119

Discontinued operations
Loss from operations of discontinued product line	(1,514)	(1,015)	(523)	(446)	(3,498)
Income tax benefit	(561)	(376)	(193)	(165)	(1,295)
Loss on discontinued operations	(953)	(639)	(330)	(281)	(2,203)
Net income (loss)	$5,652	$(257)	$3,838	$1,683	$10,916

Diluted net income per common share
Continuing operations	$0.55	$0.03	$0.33	$0.16	$1.06
Discontinued operations	(0.08)	(0.05)	(0.02)	(0.03)	(0.18)
Net income (loss)	$0.47	$(0.02)	$0.31	$0.13	$0.88

Weighted average common sharesoutstanding - diluted	12,064	11,992	12,475	12,558	12,341

Reconciliation of EBITDA:
Income from continuing operations before income taxes	$11,006	$603	$6,674	$2,879	$21,162
Interest expense, net	397	593	516	434	1,940
Depreciation and amortization	2,628	2,303	2,319	2,712	9,962
EBITDA from continuing operations	$14,031	$3,499	$9,509	$6,025	$33,064

(1) Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming a September fiscal year end for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SEGMENT OPERATING RESULTS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

 (Amounts in thousands)

(Unaudited)

	First Quarter Dec. 31 2001	Second Quarter Mar. 31, 2002	Third Quarter Jun. 30, 2002	Fourth Quarter Sep. 30, 2002	Year Ended Sep. 30, 2002

PERSONAL HEALTH CARE:
Oral Health products	$14,787	$11,511	$12,191	$13,482	$51,971
Shower products	15,998	14,858	13,533	14,388	58,777
Other products	2,442	2,120	2,724	5,411	12,697
Total sales	$33,227	$28,489	$28,448	$33,281	$123,445

Gross profit	$13,523	$11,629	$11,048	$13,773	$49,973
Operating income	$2,585	$2,545	$1,707	$2,520	$9,357

Gross profit as a percent of sales	40.7%	40.8%	38.8%	41.4%	40.5%
Operating income as a percent of sales	7.8%	8.9%	6.0%	7.6%	7.6%

Reconciliation of EBITDA:
Income from continuing operations before income taxes	$2,230	$2,470	$1,467	$1,925	$8,092
Interest expense, net	252	204	242	305	1,003
Depreciation and amortization	1,437	1,473	1,513	2,048	6,471
EBITDA from continuing operations	$3,919	$4,147	$3,222	$4,278	$15,566

POOL PRODUCTS AND HEATING SYSTEMS:
Pool products	$38,036	$20,316	$36,305	$25,836	$120,493
Water-heating systems	10,467	8,154	7,682	8,687	34,990
Total sales	$48,503	$28,470	$43,987	$34,523	$155,483

Gross profit	$16,120	$5,802	$13,076	$8,708	$43,706
Operating income (loss)	$8,905	$(1,476)	$5,513	$1,091	$14,033

Gross profit as a percent of sales	33.2%	20.4%	29.7%	25.2%	28.1%
Operating income (loss) as a percent of sales	18.4%	(5.2)%	12.5%	3.2%	9.0%

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$8,776	$(1,867)	$5,207	$954	$13,070
Interest expense, net	145	389	274	129	937
Depreciation and amortization	1,191	830	806	664	3,491
EBITDA from continuing operations	$10,112	$(648)	$6,287	$1,747	$17,498

(1) Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming a September fiscal year end for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	First Quarter Dec. 31, 2000	Second Quarter Mar. 31, 2001	Third Quarter Jun. 30, 2001	Fourth Quarter Sep. 30, 2001	Year Ended Sep. 30, 2001

Sales	$82,080	$54,700	$71,839	$73,422	$282,041
Gross profit	27,383	16,473	23,684	23,236	90,766
Selling expenses	10,847	9,773	9,967	11,796	42,383
General and administrative expenses	5,830	4,846	5,243	5,049	20,968
Research and development expenses	2,207	1,987	1,601	1,727	7,522
Operating income (loss)	8,499	(133)	6,873	4,664	19,903
Interest expense	1,014	883	967	548	3,412
Other income	(63)	(100)	(392)	(137)	(692)
Income (loss) from continuing operations before income taxes	7,548	(916)	6,298	4,253	17,183
Income tax provision (benefit)	2,511	(365)	2,448	1,642	6,236
Income (loss) from continuing operations	5,037	(551)	3,850	2,611	10,947

Discontinued operations
Loss from operations of discontinued product line	(191)	(319)	(900)	(1,074)	(2,484)
Income tax benefit	(71)	(118)	(333)	(397)	(919)
Loss on discontinued operations	(120)	(201)	(567)	(677)	(1,565)

Net income (loss)	$4,917	$(752)	$3,283	$1,934	$9,382

Diluted net income (loss) per common share
Continuing operations	$0.51	$(0.05)	$0.32	$0.22	$0.96
Discontinued operations	(0.01)	(0.01)	(0.04)	(0.06)	(0.13)
Net income (loss)	$0.50	$(0.06)	$0.28	$0.16	$0.83

Weighted average common shares outstanding - diluted	9,778	11,643	11,911	12,122	11,372

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$7,548	$(916)	$6,298	$4,253	$17,183
Interest expense, net	968	823	904	452	3,147
Depreciation and amortization	2,203	2,184	2,315	2,428	9,130
EBITDA from continuing operations	$10,719	$2,091	$9,517	$7,133	$29,460

(1) Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming a September fiscal year end for each of the periods presented.

WATER PIK TECHNOLOGIES, INC.

SEGMENT OPERATING RESULTS AND

RECONCILIATION OF EBITDA TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES(1)

 (Amounts in thousands)

(Unaudited)

	First Quarter Dec. 31, 2000	Second Quarter Mar. 31, 2001	Third Quarter Jun. 30, 2001	Fourth Quarter Sep. 30, 2001	Year Ended Sep. 30, 2001

PERSONAL HEALTH CARE:
Oral Health products	$14,966	$11,468	$12,714	$14,032	$53,180
Shower products	14,258	11,615	11,898	15,853	53,624
Other products	3,608	3,187	2,846	2,723	12,364
Total sales	$32,832	$26,270	$27,458	$32,608	$119,168

Gross profit	$13,234	$10,661	$10,683	$12,503	$47,081
Operating income	$3,157	$1,593	$1,280	$1,311	$7,341

Gross profit as a percent of sales	40.3%	40.6%	38.9%	38.3%	39.5%
Operating income as a percent of sales	9.6%	6.1%	4.7%	4.0%	6.2%

Reconciliation of EBITDA:
Income from continuing operations before income taxes	$2,621	$1,501	$1,360	$1,062	$6,544
Interest expense, net	537	122	244	284	1,187
Depreciation and amortization	1,003	1,062	1,191	1,271	4,527

EBITDA from continuing operations	$4,161	$2,685	$2,795	$2,617	$12,258

POOL PRODUCTS AND HEATING SYSTEMS:
Pool products	$38,047	$19,981	$36,505	$30,278	$124,811
Water-heating systems	11,201	8,449	7,876	10,536	38,062
Total sales	$49,248	$28,430	$44,381	$40,814	$162,873

Gross profit	$14,149	$5,812	$13,001	$10,733	$43,695
Operating income (loss)	$5,342	$(1,726)	$5,593	$3,353	$12,562

Gross profit as a percent of sales	28.7%	20.4%	29.3%	26.3%	26.8%
Operating income (loss) as a percent of sales	10.8%	(6.1)%	12.6%	8.2%	7.7%

Reconciliation of EBITDA:
Income (loss) from continuing operations before income taxes	$4,927	$(2,417)	$4,938	$3,191	$10,639
Interest expense, net	431	701	660	168	1,960
Depreciation and amortization	1,200	1,122	1,124	1,157	4,603

EBITDA from continuing operations	$6,558	$(594)	$6,722	$4,516	$17,202

(1) Presented for information purposes only to illustrate the Company’s results of operations and EBITDA assuming a September fiscal year end for each of the periods presented.

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